CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities Offered	Aggregate Offering Price	Registration Fee(1)(2)
2.300% Fixed Rate Notes due September 2016	$3,961,000.00	$459.87

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Pricing Supplement No. 12 - Dated Monday, September 12, 2011 (To: Prospectus Dated March 2, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAM9	$3,961,000.00	100.000%	1.250%	$3,911,487.50	Fixed	2.300%	Monthly	30/360	09/15/2016	10/15/2011	$1.92	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

			Trade Date: Monday, September 12, 2011 @ 12:00 PM ET										Westpac Banking Corporation

			Settle Date: Thursday, September 15, 2011										Prospectus dated March 2, 2011

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner

& Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Advisors, LLC

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.
Westpac Banking Corporation